[LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP]



                                                             March 9, 2006


Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida  33178-2428
U.S.A.

Carnival plc
5 Gainsford Street
London, SE1 2NE
United Kingdom


                     REGISTRATION STATEMENT ON FORM S-3 ASR
                     --------------------------------------

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 ASR (the "Registration Statement") of Carnival Corporation (the "Company") and Carnival plc ("Carnival plc") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) the Company's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) the Company's Warrants (the "Warrants" and, collectively with the Debt Securities, the "Securities"), (iii) shares of Preferred Stock (including shares issued upon conversion of Debt Securities) of the Company, par value $.01 per share (the "Preferred Stock"), (iv) shares of the Common Stock (including shares to be issued upon conversion of the Debt Securities or the Preferred Stock) of the Company, par value $.01 per share (the "Common Stock"), (v) trust shares of beneficial interest in the P&O Princess Special Voting Trust ("Trust Shares"), a trust established under the laws of the Cayman Islands, and (vi) the guarantee by Carnival plc of the Debt Securities pursuant to the Carnival plc Deed of Guarantee between the Company and Carnival plc, dated as of April 17, 2003. The Securities, the Preferred Stock, the Common Stock, the Trust Shares and the guarantee are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

         The Senior Debt Securities are to be issued under an Indenture, dated as of April 25, 2001, between the Company and U.S. Bank, National Association ("U.S. Bank"), as Trustee (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the trustee under it (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"). The Warrants are to be issued under warrant agreements, each between the Company, as issuer, and a warrant agent (collectively, the "Warrant Agreements").

         In connection  with the  furnishing of this opinion,  we have examined
(i) originals or copies certified or otherwise identified to our satisfaction of the Registration Statement (including the exhibits and amendments to it) and
(ii) the Senior Indenture and the form of the Subordinated Indenture filed as exhibits to the Registration Statement. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for our opinion. We have also relied upon the certificates of public officials and the officers of the Company.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

         In rendering the opinion set forth below, we have assumed that (i) the Company has been duly organized and is validly existing in good standing under the laws of the Republic of Panama, (ii) the Company has the legal power and authority to enter into and perform its obligations under the Indentures, the Warrant Agreements and the Securities, (iii) the execution, delivery and performance by the Company of the Indentures, the Warrant Agreements and the Securities will not conflict with or violate the charter or by-laws of the Company, the laws of Panama or the terms of any agreement or instrument to which the Company is subject, (iv) the Senior Debt Indenture has been duly authorized, executed and delivered by the parties to it, (v) the Subordinated Debt Indenture shall have been duly authorized, executed and delivered by the parties to it in substantially the form filed as an exhibit to the Registration Statement, (vi) the Senior Debt Indenture does, and the Subordinated Debt Indenture, when so executed and delivered, will, represent a valid and binding obligation of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York and of the Company under the laws of the Republic of Panama, (vii) the Warrant Agreements will be duly authorized, executed and delivered by the parties to it, and (ix) the Warrant Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate Warrant Agent under the laws of its jurisdiction of incorporation and the State of New York and of the Company under the laws of the Republic of Panama.

         We have also assumed, with respect to the Securities of a particular series or issuance offered (the "Offered Securities"), that (i) the terms of issue and sale of the Offered Securities shall have been duly established in accordance with the appropriate Indenture or Warrant Agreement, as the case may be, (ii) the Offered Securities shall have been duly authorized, issued and delivered by the Company and duly authenticated by the Trustee or Warrant Agent, as the case may be, all in accordance with the terms of the appropriate Indenture or Warrant Agreement, as the case may be, and against payment by the purchasers at the agreed consideration and (iii) the Offered Securities, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of the Company under the laws of the Republic of Panama. With regard to such assumptions, we refer you to the opinion of Taipa, Linares y Alfaro, Panamanian counsel to the Company, filed as Exhibit 5.2 to the Registration Statement.

         Based on the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued, authenticated and delivered, the Offered Securities will be legal, valid and binding obligations of the Company under the laws of the State of New York enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

         The opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                            Very truly yours,


                             /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                                 PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP